EXHIBIT 10.1

RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO THE VECTOR GROUP LTD.
2014 MANAGEMENT INCENTIVE PLAN

THIS RESTRICTED SHARE AWARD AGREEMENT, effective as of May 29, 2018, by and between Vector Group Ltd., a Delaware corporation (the “Company”), and Marc N. Bell (the “Executive”).

WITNESSETH:

A.    WHEREAS, the Executive serves as Senior Vice President, Secretary and General Counsel of the Company, pursuant to an Amended and Restated Employment Agreement dated as of January 27, 2006 (the “Employment Agreement”); and
B.    WHEREAS, the Company wishes to retain the Executive by awarding him a proprietary interest in the Company through ownership of an equity interest therein, which interest shall be subject to the restrictions on vesting and transferability hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

1.    Share Award.

Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive a restricted share award of 25,000 shares (collectively, the “Award Shares”) of its Common Stock, par value $.10 per share (the “Common Stock”), pursuant to the Company’s 2014 Management Incentive Plan as in effect and as amended from time to time (the “Plan”). Except to the extent otherwise provided herein, the Award Shares shall vest in the Executive to the extent of one-half (12,500) of the shares on the first anniversary of the date hereof with the remaining one-half (12,500) of the shares vesting on the second anniversary of the date hereof.

2.    Issuance; Transfer Restrictions.

Certificates for the Award Shares shall be issued in the name of the Executive as soon as practicable after the date hereof, provided the Executive has executed appropriate blank stock powers and any other documents which the Company may reasonably require. The certificates for the unvested 25,000 Award Shares shall be deposited, together with the stock powers, or other documents required by the Company, with the Company. Except to the extent provided in Section 7 hereof or as otherwise provided by the terms of this Agreement, upon deposit of such unvested Award Shares with the Company, the Executive shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions, if any, paid or made with respect to such shares. Upon vesting of any portion of the Award Shares, the Company shall cause a stock certificate for such shares to be delivered to the Executive. No interest in this Agreement or in any portion of the Award Shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, nor shall certificates for any Award Shares be delivered to the Executive, except to the extent of any portion of the Award Shares that has vested in the Executive in accordance with the terms hereof.

3.    Certificates Legended.

The Executive acknowledges that certificates for the Award Shares shall bear a legend to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT, AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall enter in its records a notation of the foregoing legends and of the restrictions on transfer provided therein.

4.    Termination of Service.

Except to the extent provided in Section 5 hereof, in the event the Executive’s employment with the Company is terminated for any reason, any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company.

5.    Accelerated Vesting.

In the event of the termination of the Executive’s employment with the Company (i) due to the death or Disability of the Executive, or (ii) by the Company without Cause or by the voluntary termination by the Executive (to the extent the provisions of Section 6(a) of the Employment Agreement apply) within two (2) years following a Change of Control of the Company, any remaining balance of the Award Shares not theretofore vested in the Executive shall vest immediately in the Executive. For purposes of this Agreement, the term “Disability” is as defined in Section 6(c) of the Employment Agreement, the term “Cause” is as defined in Section 6(d) of the Employment Agreement, and the term “Change of Control” is as defined in Section 13.3 of the Plan.

6.    Adjustment of Award Shares.

In the event of any change in the outstanding shares of the same class of shares of the Company as the Award Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, contribution or exchange of shares, or the like, the aggregate number and kind of Award Shares shall be proportionately adjusted by the Company.

7.    Dividend Payments.

With respect to any unvested portion of the Award Shares, the Executive shall be entitled to receive all dividends or other distributions, if any, that would otherwise have been paid or made with respect to such Award Shares had such unvested portion been vested in the Executive as of the record date for such dividend or other distribution.

8.    Limitations.

Nothing in this Agreement shall be construed to provide the Executive any rights whatsoever with respect to the Award Shares except as specifically provided herein, or constitute evidence of any agreement or understanding, express or implied, that the Company shall employ the Executive other than as provided in the Employment Agreement.

9.    Tax Withholding.

Upon each vesting of the Award Shares, the Company shall withhold shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date the tax is to be determined equal to the minimum statutory amount to satisfy any federal state or local taxes required by law to be withheld as a result of such vesting.

10.    Incorporation by Reference; Plan Document Receipt.

This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Executive hereby acknowledges receipt of a true copy of the Plan and that the Executive has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

11.    Miscellaneous.

a.    The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

b.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

if to the Company:

Vector Group Ltd.
4400 Biscayne Boulevard, 10th Floor
Miami, Florida 33137

Attn:	Senior Vice President
and Chief Financial Officer

if to the Executive:

Marc N. Bell, at the address on file with the Company

Addresses may be changed by notice in writing signed by the addressee.

c.    This Agreement shall not entitle the Executive to any preemptive rights to subscribe to any securities of any kind hereinafter issued by the Company.

d.    This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on the Executive herein set forth, be binding upon and inure to the benefit of the Executive, his heirs, executors, administrators, successors and assigns.

e.    This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Executive under this Agreement without the consent of the Executive. The Company shall give notice to the Executive of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer & CFO

/s/ Marc N. Bell
Marc N. Bell